MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1/A, Amendment 2, of Braeden Valley Mines, Inc. of our report dated March 5, 2009 on our audit of the financial statements of Braeden Valley Mines, Inc. as of December 31, 2008, and the related statements of operations, stockholders’ equity and cash flows from inception on August 11, 2008 through December 31, 2008, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
June 26, 2009